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                                                                    Exhibit 23.6


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 22, 1996, relating to the financial statements of Van de Kamp's and Frozen Desserts Product Lines of Pet Incorporated, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
July 20, 1998